Exhibit 61
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                                  Letterhead of
                     VEBA Zweite Verwaltungsgesellschaft mbH
                                  E.ON Platz 1
                               D-40479 Duesseldorf





                                POWER OF ATTORNEY

We, VEBA Zweite Verwaltungsgesellschaft mbH, E.ON Platz 1, D-40474 Duesseldorf, Germany, represented by Dr. Rolf Pohlig and Claus-Peter von der Fecht, hereby appoint each of Dr. Rolf Pohlig, Ulrich Hueppe, Dr. Frank Fischer, Judith Witte, Joseph Supp and A. Paul Brandimarte, each acting alone with power to execute and deliver on our behalf the Amendment No. 4 to Schedule 13D required to be filed with the U.S. Securities and Exchange Commission.

Duesseldorf,  17 September, 2001
VEBA Zweite Verwaltungsgesellschaft mbH



By:               /s/ Dr. Rolf Pohlig
         --------------------------------------------
         Name:   Dr. Rolf Pohlig
         Title:  Managing Director



By:               /s/ Claus-Peter von der Fecht
         --------------------------------------------
         Name:   Claus-Peter von der Fecht
         Title:  Prokurist